[NEXEN LOGO OMITTED]

                                                     NEXEN INC. 801 - 7th Ave SW
                                                      Calgary, AB Canada T2P 3P7
                                                  T 403 699.4000  F 403 699.5776
                                                                www.nexeninc.com


M E D I A   R E L E A S E


                                                           For immediate release


         NEXEN'S STRONG CASH MARGINS DELIVER SOLID FIRST QUARTER RESULTS


HIGHLIGHTS:

    o    STRONG QUARTERLY CASH FLOW OF $3.25 PER SHARE
    o    SOLID QUARTERLY EARNINGS OF $1.49 PER SHARE
    o    PRODUCTION INCREASING AT GUNNISON IN DEEP-WATER GULF OF MEXICO
    o    DRILLING SUCCESS AT ASPEN
    o    DEVELOPMENT PROCEEDING ON EAST AL HAJR BLOCK 51, YEMEN
    o    SITE PREPARATION COMMENCES AT LONG LAKE

                                                 THREE MONTHS ENDED            THREE MONTHS ENDED
                                                      MARCH 31                    DECEMBER 31
                                               ----------------------         --------------------
(Cdn$ millions)                                  2004         2003                   2003
---------------------------------------------------------------------         --------------------
Production (mboe/d)
       Before Royalties                           258          264                     259
       After Royalties                            176          177                     178
Net Sales                                         743          806                     660
Cash Flow from Operations1                        417          563                     410
       Per Common Share ($/share)                3.25         4.43                    3.17
Net Income                                        192          251                     (56)
       Per Common Share ($/share)                1.49         1.95                   (0.52)
Capital Expenditures                              343          493                     397
Net Debt2                                       1,566        2,379                   1,741
Average CDN$/US$ exchange rate                  $0.76        $0.66                   $0.77
---------------------------------------------------------------------         --------------------

(1) For reconciliation of this non-GAAP measure, see Cash Flow from Operations on pg. 6
(2)  Including preferred and subordinated securities

CALGARY, ALBERTA, MAY 4, 2004 - Nexen achieved strong first quarter results as high commodity prices and continuing growth of high-margin production in the Gulf of Mexico partially offset the strong Canadian dollar and wider product price differentials.

The average sales price realized for our oil and gas production was $40.11 per equivalent barrel (boe) compared to $45.84 in the first quarter of 2003. Although realized prices were almost $6 lower than in 2003 because of the strengthening Canadian dollar, our cash netback after deducting royalties, cash taxes and operating costs, was only $3.30 lower, at $19.73 per boe.

"These results are a great start for the year," said Charlie Fischer, Nexen's President and Chief Executive Officer. "Net of dispositions, production after royalties increased 4% compared to the first quarter of 2003. Our growth is largely from new deep-water Gulf of Mexico projects that generate cash netbacks almost twice our corporate average and very strong investment returns."

PRODUCTION ON TRACK

                                                    PRODUCTION BEFORE ROYALTIES                     PRODUCTION AFTER ROYALTIES
                                 ------------------------------------------------------------------------------------------------
Crude Oil,
NGLs and Natural Gas (mboe/d)       Q1  2004                 Q4 2003                   Q1 2004                  Q4 2003
---------------------------------------------------------------------------------------------------------------------------------
Yemen                                  114                      117                       54                      58
Canada                                  62                       65                       49                      51
United States                           55                       53                       47                      45
Other Countries                          9                        9                        8                       9
Syncrude                                18                       15                       18                      15
-                                ------------------------------------------------------------------------------------------------
Total                                  258                      259                      176                     178
--------------------------------------------------------------------------------- -----------------------------------------------

Oil and gas production before royalties averaged 258,000 equivalent barrels per day (boe/d). US production was 5% higher than in the fourth quarter of 2003, and 24% higher than the first quarter last year. US production will continue to grow as we tie-in additional wells at the deep-water Gunnison and Aspen fields. Canadian production was lower than the fourth quarter of 2003 due to continuing declines in mature fields, temporary impacts in heavy oil from severe winter weather, and facility upgrades at Hay. Yemen production is meeting expectations and will grow in 2005 when new production from the development of Block 51 comes on stream.

Production after royalties averaged 176,000 boe/d. High crude prices reduced the net production from Masila. Under our Masila production sharing agreement, our share of production decreases and the Yemen government's share increases as crude prices escalate.

Our total production outlook for the full year remains between 255,000 and 275,000 boe/d before royalties and 180,000 and 195,000 boe/d after royalties.

GULF OF MEXICO - GUNNISON PRODUCTION INCREASING; DRILLING SUCCESS AT ASPEN

Gunnison, our second deep-water Gulf of Mexico field, came on stream in December with three of the field's ten wells producing. Since year-end, we have completed the fourth and fifth development wells at Gunnison and are currently producing 140 million cubic feet of gas and 12,000 barrels of oil per day. As the remaining wells are completed, field production is expected to increase to peak daily rates between 165 and 180 million cubic feet of gas and 28,000 and 30,000 barrels of oil by year-end. Our 30% share of peak daily rates will range between 55 and 60 million cubic feet of gas and between 9,000 and 10,000 barrels of oil.

Another development well was successfully drilled at our 100% owned Aspen field. The well encountered over 300 feet of very high quality net oil and gas pay and will significantly increase production from Aspen when placed on stream in the third quarter of this year.

"The Gulf of Mexico is currently our fastest growing and largest geographic source of cash flow," stated Fischer. "The deep-water's attractive cost structure and low royalty rates generate great returns with rapid payback of our investment."

We completed drilling activities at the Dawson Deep prospect located approximately three miles from the Gunnison production facility on Garden Banks Block 625. We hold a 15% interest in this discovery and are currently evaluating opportunities for subsea development and tie-back to Gunnison. We expect to drill several additional prospects in the Gunnison area this year.

In March, we acquired a 13.34% interest in the Tobago prospect. Tobago is located in 7,500 feet of water on Alaminos Canyon Block 859 and the east half of Block 858, between the Great White and Trident discoveries. Results from the first exploration well at Tobago are expected shortly.

ATHABASCA OIL SANDS - LONG LAKE SYNTHETIC CRUDE OIL PROJECT ON TRACK

In February, our Board of Directors approved proceeding with commercial development of the Long Lake Synthetic Crude Oil project where we hold a 50% interest. As a result, we converted 200 million barrels of probable reserves for this project to proved reserves. The Long Lake project will develop approximately 15% of our Athabasca bitumen resource and will upgrade this bitumen into a high-quality, light, sweet, premium synthetic crude oil (PSC). The project will ramp up to produce 60,000 barrels of PSC per day (30,000 net to Nexen), beginning in 2007.

Clearing and grading of the facilities site has commenced and long lead-time equipment is being ordered. Facilities construction is scheduled to begin in the third quarter of 2004, with the steam-assisted-gravity-drainage facilities completed in 2006 and the upgrader facilities in 2007.

"The experience of other major projects in the Athabasca region helped shape our project plan for Long Lake," commented Fischer. "By incorporating a high degree of modularization, we expect to minimize site construction hours and costs."

At the Syncrude Joint Venture, progress on the Stage 3 expansion is continuing. We expect this expansion to add 110,000 barrels per day (8,000 net to Nexen) of production. Recent analysis by Syncrude and independent experts indicates a delayed start-up to mid-2006, contributing to an increased gross capital cost from an estimated $5.7 billion to $7.8 billion. Of the total $7.8 billion, approximately $2 billion is attributable to costs related to base plant improvements, product quality enhancements and environmental mitigation measures. The Syncrude owners are currently reviewing the gross capital costs and timing for the Stage 3 expansion. We have a 7.23% interest in the Syncrude Joint Venture.

MIDDLE EAST - EAST AL HAJR (BLOCK 51) DEVELOPMENT IN YEMEN

Development is progressing at our Bashair al Khair-A field, where our interest is 87.5%. To date, we have drilled eight successful delineation wells and four development wells, with six additional development wells planned for later this year. Engineering work on a 35,000 bbls/d central processing facility, a gathering system, and pipeline tieback (capacity--100,000 bbls/d) to our Masila export system is advancing. Construction is scheduled to start in June 2004, with production beginning in early 2005. Peak production is expected to reach between 20,000 and 25,000 boe/d during the first quarter of 2005.

"East Al Hajr adds to the substantial remaining value we have in Yemen," said Fischer. "Development of BAK-A will enable us to maintain our high production rates in Yemen for several more years. On top of this, the East Al Hajr Block holds significant further potential, some of which we will test through the drilling of six exploration wells in the second half of this year. In anticipation of further success, we have oversized the design of our Block 51 facilities."

WEST AFRICA

Offshore Nigeria, Nexen is reviewing development plans for recoverable resources in the range of 500 million barrels for the Usan field on OPL-222, where we have a 20% interest. On the exploration front, the Usan West-1 exploration well, located 4 miles west of the main Usan field, will commence drilling later this month in 2,400 feet of water. Usan West-1 is the first well in a multi-well exploration program designed to test a series of independent prospects on the block.

On OML-115, offshore Nigeria, seismic acquisition has been completed. Seismic reprocessing is currently underway on Block K, offshore Equatorial Guinea. We expect to drill on each of these blocks in the second half of this year, after seismic interpretation has been completed.

"We continue to invest strongly in our four key regions: the deep-water Gulf of Mexico, offshore West Africa, the Athabasca oil sands and the Middle East, where opportunities are plentiful and overall returns are strong," said Fischer. "Our core operations in Canada, the shallow-water Gulf of Mexico and Masila are generating significant free cash flow, helping to fund our growth in these areas."

QUARTERLY DIVIDEND

The Board of Directors has declared the regular quarterly dividend of $0.10 per common share payable July 1, 2004 to shareholders of record on June 10, 2004.

Nexen Inc. is an independent, Canadian-based global energy and chemicals company, listed on the Toronto and New York stock exchanges under the symbol NXY. We are uniquely positioned for growth in the deep-water Gulf of Mexico, the Athabasca oil sands of Alberta, the Middle East and West Africa. We add value for shareholders through successful full-cycle oil and gas exploration and development, a growing industrial bleaching chemicals business, and leadership in ethics, integrity and environmental protection.

For further information, please contact:


KEVIN FINN                                  GRANT DREGER, CA
Vice President, Investor Relations          Manager, Investor Relations
(403) 699-5166                              (403) 699-5273

801 - 7th Ave SW
Calgary, Alberta, Canada T2P 3P7



                             CONFERENCE CALL NOTICE

Date: Tuesday, May 4, 2004
Time: 12:30 p.m. Mountain Time (2:30 p.m. Eastern Time)

We invite you to learn more about Nexen by joining our 2004 Q1 Conference Call. President and CEO, Charlie Fischer and other senior executives will discuss the financial and operating results and expectations for the future.

To listen to the conference call, please call one of these two lines:

800-814-4861   (North American Toll-Free)
416-640-1907   (Toronto or International)

A replay of the call will be available from approximately 6:00 p.m. Eastern Time, May 4, 2004 until midnight, May 27, 2004 by calling 416-640-1917 and entering passcode 21047874 followed by the pound sign. A live and on demand web cast of the conference call will be available at WWW.NEXENINC.COM.


FORWARD LOOKING STATEMENTS

CERTAIN STATEMENTS IN THIS REPORT CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE UNITED STATES PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, SECTION 21E OF THE UNITED STATES SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND SECTION 27A OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED. SUCH STATEMENTS ARE GENERALLY IDENTIFIABLE BY THE TERMINOLOGY USED SUCH AS "INTEND", "PLAN", "EXPECT", "ESTIMATE", "BUDGET", "OUTLOOK" OR OTHER SIMILAR WORDS.

THE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE ACTUAL RESULTS, LEVELS OF ACTIVITY AND ACHIEVEMENTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY SUCH STATEMENTS. SUCH FACTORS INCLUDE, AMONG OTHERS: MARKET PRICES FOR OIL AND GAS AND CHEMICALS PRODUCTS; THE ABILITY TO EXPLORE, DEVELOP, PRODUCE AND TRANSPORT CRUDE OIL AND NATURAL GAS TO MARKETS; THE RESULTS OF EXPLORATION AND DEVELOPMENT DRILLING AND RELATED ACTIVITIES; FOREIGN-CURRENCY EXCHANGE RATES; ECONOMIC CONDITIONS IN THE COUNTRIES AND REGIONS WHERE NEXEN CARRIES ON BUSINESS; ACTIONS BY GOVERNMENTAL AUTHORITIES INCLUDING INCREASES IN TAXES, CHANGES IN ENVIRONMENTAL AND OTHER LAWS AND REGULATIONS; RENEGOTIATIONS OF CONTRACTS; AND POLITICAL UNCERTAINTY, INCLUDING ACTIONS BY INSURGENT OR OTHER ARMED GROUPS OR OTHER CONFLICT. THE IMPACT OF ANY ONE FACTOR ON A PARTICULAR FORWARD-LOOKING STATEMENT IS NOT DETERMINABLE WITH CERTAINTY AS SUCH FACTORS ARE INTERDEPENDENT UPON OTHER FACTORS, AND MANAGEMENT'S COURSE OF ACTION WOULD DEPEND ON ITS ASSESSMENT OF THE FUTURE CONSIDERING ALL INFORMATION THEN AVAILABLE. ANY STATEMENTS AS TO POSSIBLE COMMERCIALITY, DEVELOPMENT PLANS, CAPACITY EXPANSIONS, DRILLING OF NEW WELLS, ULTIMATE RECOVERABILITY OF RESERVES, FUTURE PRODUCTION RATES, CASH FLOWS AND CHANGES IN ANY OF THE FOREGOING ARE FORWARD-LOOKING STATEMENTS.

ALTHOUGH WE BELIEVE THAT THE EXPECTATIONS CONVEYED BY THE FORWARD-LOOKING STATEMENTS ARE REASONABLE BASED ON INFORMATION AVAILABLE TO US ON THE DATE SUCH FORWARD-LOOKING STATEMENTS WERE MADE, NO ASSURANCES CAN BE GIVEN AS TO FUTURE RESULTS, LEVELS OF ACTIVITY AND ACHIEVEMENTS. READERS SHOULD ALSO REFER TO ITEMS 7 AND 7A IN OUR 2003 ANNUAL REPORT ON FORM 10-K FOR FURTHER DISCUSSION OF THE RISK FACTORS.

CAUTIONARY NOTE TO U.S. INVESTORS - THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (SEC) PERMITS OIL AND GAS COMPANIES, IN THEIR FILINGS WITH THE SEC, TO DISCUSS ONLY PROVED RESERVES THAT ARE SUPPORTED BY ACTUAL PRODUCTION OR CONCLUSIVE FORMATION TESTS TO BE ECONOMICALLY AND LEGALLY PRODUCIBLE UNDER EXISTING ECONOMIC AND OPERATING CONDITIONS. IN THIS PRESS RELEASE, WE MAY REFER TO "RECOVERABLE RESERVES", "PROBABLE RESERVES" AND "RECOVERABLE RESOURCES" WHICH ARE INHERENTLY MORE UNCERTAIN THAN PROVED RESERVES. THESE TERMS ARE NOT USED IN OUR FILINGS WITH THE SEC. OUR RESERVES AND RELATED PERFORMANCE MEASURES REPRESENT OUR WORKING INTEREST BEFORE ROYALTIES, UNLESS OTHERWISE INDICATED. PLEASE REFER TO OUR ANNUAL REPORT ON FORM 10-K AVAILABLE FROM US OR THE SEC FOR FURTHER RESERVE DISCLOSURE.

CAUTIONARY NOTE TO CANADIAN INVESTORS: NEXEN IS REQUIRED TO DISCLOSE OIL AND GAS ACTIVITIES UNDER NATIONAL INSTRUMENT 51-101 - STANDARDS OF DISCLOSURE FOR OIL AND GAS ACTIVITIES (NI 51-101). THE CANADIAN SECURITIES REGULATORY AUTHORITIES
(CSA) HAVE GRANTED US EXEMPTIONS FROM CERTAIN PROVISIONS OF NI 51-101 TO PERMIT US STYLE DISCLOSURE. THESE EXEMPTIONS WERE SOUGHT BECAUSE WE ARE A US SECURITIES AND EXCHANGE COMMISSION (SEC) REGISTRANT AND OUR SECURITIES REGULATORY DISCLOSURES, INCLUDING FORM 10K AND OTHER RELATED FORMS, MUST COMPLY WITH SEC REQUIREMENTS. OUR DISCLOSURES MAY DIFFER FROM THOSE CANADIAN COMPANIES WHO HAVE NOT RECEIVED SIMILAR EXEMPTIONS UNDER NI 51-101.

OUR PROBABLE RESERVES DISCLOSURE APPLIES THE SOCIETY OF PETROLEUM
ENGINEERS/WORLD PETROLEUM COUNCIL (SPE/WPC) DEFINITION FOR PROBABLE RESERVES. THE CANADIAN OIL AND GAS EVALUATION HANDBOOK STATES THERE SHOULD NOT BE A SIGNIFICANT DIFFERENCE IN ESTIMATED PROBABLE RESERVE QUANTITIES USING THE SPE/WPC DEFINITION VERSUS NI 51-101.

IN THIS PRESS RELEASE, WE REFER TO OIL AND GAS IN COMMON UNITS CALLED BARREL OF OIL EQUIVALENT (BOE). A BOE IS DERIVED BY CONVERTING SIX THOUSAND CUBIC FEET OF GAS TO ONE BARREL OF OIL (6MCF:1BBL). THIS CONVERSION MAY BE MISLEADING, PARTICULARLY IF USED IN ISOLATION, SINCE THE 6MCF:1BBL RATIO IS BASED ON AN ENERGY EQUIVALENCY AT THE BURNER TIP AND DOES NOT REPRESENT THE VALUE EQUIVALENCY AT THE WELL HEAD.

PLEASE READ THE "SPECIAL NOTE TO CANADIAN INVESTORS" IN ITEM 7A IN OUR 2003 ANNUAL REPORT ON FORM 10-K, FOR A SUMMARY OF THE EXEMPTION GRANTED BY THE CSA AND THE MAJOR DIFFERENCES BETWEEN SEC REQUIREMENTS AND NI 51-101. THE SUMMARY IS NOT INTENDED TO BE ALL-INCLUSIVE NOR TO CONVEY SPECIFIC ADVICE. RESERVE ESTIMATION IS HIGHLY TECHNICAL AND REQUIRES PROFESSIONAL COLLABORATION AND JUDGEMENT. THE DIFFERENCES BETWEEN SEC REQUIREMENTS AND NI 51-101 MAY BE MATERIAL.

NEXEN INC.
FINANCIAL HIGHLIGHTS

                                                                   Three Months
                                                                 Ended March 31
(Cdn$ millions)                                                  2004       2003
--------------------------------------------------------------------------------
Net Sales                                                         743       806
Cash Flow from Operations (1)                                     417       563
     Per Common Share ($/share)                                  3.25      4.43
Net Income (1)                                                    192       251
     Per Common Share ($/share)                                  1.49      1.95
Capital Expenditures (2)                                          343       493
Net Debt (3)                                                    1,566     2,379
Common Shares Outstanding (millions of shares)                  128.2     123.1
                                                              -------    -------

(1) Includes discontinued operations as discussed in Note 10 to our Unaudited Consolidated Financial Statements.

(2) Includes $172 million for the acquisition of the 40% interest in Aspen and surrounding acreage in March 2003.

(3) Net Debt is defined as long-term debt and preferred and subordinated securities less working capital.


CASH FLOW FROM OPERATIONS (1)

                                                                  Three Months
                                                                 Ended March 31
(Cdn$ millions)                                                  2004       2003
--------------------------------------------------------------------------------
Cash Flow from Operations
Oil and Gas
     Yemen (2)                                                    132       155
     Canada (3)                                                    91       161
     United States                                                155       159
     Australia                                                     12        15
     Other Countries                                                5         8
     Marketing                                                     19        54
     Syncrude                                                      44        31
                                                              -----------------
                                                                  458       583
Chemicals                                                          20        17
                                                              -----------------
                                                                  478       600
Interest and Other Corporate Items                                (54)      (32)
Income Taxes (4)                                                   (7)       (5)
                                                              -----------------
Cash Flow from Operations (1)                                     417       563
                                                              =================

(1) Defined as cash generated from operating activities before changes in non-cash working capital and other. We evaluate our performance and that of our business segments based on earnings and cash flow from operations. Cash flow from operations is a non-GAAP term that represents cash generated from operating activities before changes in non-cash working capital and other. We consider it a key measure as it demonstrates our ability and the ability of our business segments to generate the cash flow necessary to fund future growth through capital investment and repay debt.

                                                                               Three Months
                                                                              Ended March 31
(Cdn$ millions)                                                              2004       2003
--------------------------------------------------------------------------------------------
Cash Flow from Operating Activities                                           559        482
Changes in Non-Cash Working Capital                                          (120)        66
Other                                                                         (22)        15
                                                                           -----------------
Cash Flow from Operations                                                     417        563
Less: Dividends on Preferred Securities                                        (3)       (18)
                                                                           -----------------
Cash Flow from Operations Available to Common Shareholders                    414        545
                                                                           =================

Weighted-average Number of Common Shares Outstanding (millions of           127.5      123.1
shares)
                                                                           -----------------
Cash Flow from Operations Per Common Share ($/share)                         3.25       4.43
                                                                           =================

(2)  After in-country cash taxes of $46 million (2003 - $51 million).

(3) Includes discontinued operations as discussed in Note 10 to our Unaudited Consolidated Financial Statements.

(4)  Excludes in-country cash taxes in Yemen.

NEXEN INC.
PRODUCTION VOLUMES (BEFORE ROYALTIES)

                                                                   Three Months
                                                                 Ended March 31
(Cdn$ millions)                                                 2004       2003
--------------------------------------------------------------------------------
Crude Oil and Natural Gas Liquids (mbbls/d)
     Yemen                                                     114.1      116.0
     Canada (1)                                                 36.8       49.2
     United States                                              26.7       21.7
     Australia                                                   4.5        8.0
     Other Countries                                             4.9        6.3
     Syncrude                                                   18.3       13.6
                                                             -------- ----------
                                                               205.3      214.8
                                                             ======== ==========
Natural Gas (mmcf/d)
     Canada (1)                                                  149        161
     United States                                               167        135
                                                             -------- ----------
                                                                 316        296
                                                             ======== ==========

Total Production (mboe/d)                                        258        264
                                                             ======== ==========
Production Volumes (after royalties)

                                                                   Three Months
                                                                 Ended March 31
(Cdn$ millions)                                                 2004       2003
--------------------------------------------------------------------------------
Crude Oil and Natural Gas Liquids (mbbls/d)
     Yemen                                                      54.0       55.4
     Canada (1)                                                 28.6       37.3
     United States                                              23.5       19.1
     Australia                                                   4.2        6.5
     Other Countries                                             4.2        5.3
     Syncrude                                                   18.1       13.5
                                                             -------- ----------
                                                               132.6      137.1
                                                             ======== ==========
Natural Gas (mmcf/d)
     Canada (1)                                                  120        124
     United States                                               142        114
                                                             -------- ----------
                                                                 262        238
                                                             ======== ==========

Total Production (mboe/d)                                        176        177
                                                             ======== ==========


(1) 2003 includes production from discontinued operations as discussed in Note 10 to our Unaudited Consolidated Financial Statements.

NEXEN INC.
OIL AND GAS PRICES AND CASH NETBACK (1)

                                                                                                                           TOTAL
                                                              Quarters - 2004                Quarters - 2003                YEAR
                                                             --------------------------------------------------------------------
(all dollar amounts in Cdn $ unless noted)                                1st       1st        2nd       3rd       4th      2003
---------------------------------------------------------------------------------------------------------------------------------
PRICES:
WTI Oil (US $/bbl)                                                      35.15     33.86      28.91     30.20     31.18     31.04
Nexen Average - Oil (Cdn $/bbl)                                         40.22     44.93      35.24     36.70     35.56     38.04
NYMEX Gas (US $/mmbtu)                                                   5.73      6.32       5.74      4.92      5.42      5.60
Nexen Average - Gas (Cdn $/mcf)                                          6.63      8.35       7.18      6.01      5.91      6.85
---------------------------------------------------------------------------------------------------------------------------------

NETBACKS:
CANADA - LIGHT OIL AND NGLS
Sales (mbbls/d)                                                          12.4      22.1       24.7      19.9      13.7      20.1

Price Received ($/bbl)                                                  41.31     46.12      35.84     37.06     35.74     38.92
Royalties & Other                                                        9.41     12.15       9.24     10.17      7.68     10.00
Operating Costs                                                          9.09      6.87       5.84      5.69      5.85      6.09
---------------------------------------------------------------------------------------------------------------------------------
Netback                                                                 22.81     27.10      20.76     21.20     22.21     22.83
---------------------------------------------------------------------------------------------------------------------------------

CANADA - HEAVY OIL
Sales (mbbls/d)                                                          23.7      27.1       25.9      26.3      25.6      26.2

Price Received ($/bbl)                                                  27.92     34.06      26.27     26.52     22.77     27.46
Royalties & Other                                                        6.00      8.41       5.96      6.22      5.16      6.45
Operating Costs                                                          9.98      8.28       8.77      9.31      9.08      8.84
---------------------------------------------------------------------------------------------------------------------------------
Netback                                                                 11.94     17.37      11.54     10.99      8.53     12.17
---------------------------------------------------------------------------------------------------------------------------------

CANADA - TOTAL OIL
Sales (mbbls/d)                                                          36.1      49.2       50.6      46.2      39.3      46.3

Price Received ($/bbl)                                                  32.51     39.48      30.95     31.07     27.28     32.37
Royalties & Other                                                        7.21     10.09       7.56      7.95      6.08      8.02
Operating Costs                                                          9.68      7.62       7.34      7.75      7.95      7.65
---------------------------------------------------------------------------------------------------------------------------------
Netback                                                                 15.62     21.77      16.05     15.37     13.25     16.70
---------------------------------------------------------------------------------------------------------------------------------

CANADA - NATURAL GAS
Sales (mmcf/d)                                                            149       161        159       155       156       158

Price Received ($/mcf)                                                   5.59      6.77       5.85      5.14      4.85      5.64
Royalties & Other                                                        1.10      1.39       1.19      0.96      0.92      1.12
Operating Costs                                                          0.59      0.41       0.51      0.60      0.55      0.52
---------------------------------------------------------------------------------------------------------------------------------
Netback                                                                  3.90      4.97       4.15      3.58      3.38      4.00
---------------------------------------------------------------------------------------------------------------------------------

YEMEN
Sales (mbbls/d)                                                         115.3     116.1      117.5     115.7     116.3     116.4

Price Received ($/bbl)                                                  41.88     45.69      35.86     38.25     38.13     39.45
Royalties & Other                                                       22.10     23.87      17.96     19.40     18.79     19.98
Operating Costs                                                          2.72      2.03       2.02      2.12      2.48      2.16
In-country Taxes                                                         4.41      4.91       4.48      4.73      4.79      4.73
---------------------------------------------------------------------------------------------------------------------------------
Netback                                                                 12.65     14.88      11.40     12.00     12.07     12.58
---------------------------------------------------------------------------------------------------------------------------------

(1) Defined as average sales price less royalties and other, operating costs, and in-country taxes in Yemen.

NEXEN INC.
OIL AND GAS CASH NETBACK 1 (CONTINUED)

                                                                                                                            TOTAL
                                                               Quarters - 2004                Quarters - 2003                YEAR
                                                            ----------------------------------------------------------------------
(all dollar amounts in Cdn $ unless noted)                                 1st       1st        2nd       3rd       4th      2003
----------------------------------------------------------------------------------------------------------------------------------
United States
Oil:
   Sales (mbbls/d)                                                        26.5      21.7       31.4      31.3      28.5      28.3
   Price Received ($/bbl)                                                38.99     46.00      36.28     36.03     34.79     37.68
Gas:
   Sales (mmcf/d)                                                          167       135        157       144       143       145
   Price Received ($/mcf)                                                 7.63     10.22       8.55      6.95      7.06      8.16
Total Sales Volume (mboe/d)                                               54.4      44.2       57.6      55.3      52.3      52.5

Price Received ($/boe)                                                   42.47     53.82      43.07     38.49     38.25     42.88
Royalties & Other                                                         5.90      7.83       5.89      5.14      5.13      5.91
Operating Costs                                                           4.13      5.32       4.63      3.93      4.14      4.49
----------------------------------------------------------------------------------------------------------------------------------
Netback                                                                  32.44     40.67      32.55     29.42     28.98     32.48
----------------------------------------------------------------------------------------------------------------------------------

Australia
Sales (mbbls/d)                                                            7.5       7.9        5.2       4.7        --       4.4

Price Received ($/bbl)                                                   42.60     48.13      36.53     42.09        --     43.14
Royalties & Other                                                         2.11      8.83      (0.24)     0.41        --      3.44
Operating Costs                                                          22.88     17.60      19.31     19.47        --     18.60
----------------------------------------------------------------------------------------------------------------------------------
Netback                                                                  17.61     21.70      17.46     22.21        --     21.10
----------------------------------------------------------------------------------------------------------------------------------

Other Countries
Sales (mbbls/d)                                                            4.1       5.1        6.7       5.2       4.8       5.4

Price Received ($/bbl)                                                   37.07     48.84      34.74     36.03     34.46     38.22
Royalties & Other                                                         1.73     11.39       4.52      3.14      4.16      5.69
Operating Costs                                                           2.70      8.02       8.81      6.45      6.14      7.47
----------------------------------------------------------------------------------------------------------------------------------
Netback                                                                  32.64     29.43      21.41     26.44     24.16     25.06
----------------------------------------------------------------------------------------------------------------------------------

SYNCRUDE
Sales (mbbls/d)                                                           18.3      13.6       15.2      17.5      14.8      15.3

Price Received ($/bbl)                                                   45.54     51.84      42.26     41.36     39.22     43.36
Royalties & Other                                                         0.45      0.52       0.42      0.59      0.39      0.48
Operating Costs (2)                                                      17.41     24.91      24.04     17.06     23.00     21.96
----------------------------------------------------------------------------------------------------------------------------------
Netback                                                                  27.68     26.41      17.80     23.71     15.83     20.92
----------------------------------------------------------------------------------------------------------------------------------

COMPANY-WIDE
Oil and Gas Sales (mboe/d)                                               260.5     262.9      279.3     270.4     253.5     266.6

Price Received ($/boe)                                                   40.11     45.84      36.71     36.59     35.54     38.63
Royalties & Other                                                        12.76     15.10      10.95     11.36     11.25     12.14
Operating Costs 2                                                         5.67      5.46       5.31      4.94      4.88      5.19
In-country Taxes                                                          1.95      2.16       1.88      2.02      2.20      2.06
----------------------------------------------------------------------------------------------------------------------------------
Netback                                                                  19.73     23.12      18.57     18.27     17.21     19.24
----------------------------------------------------------------------------------------------------------------------------------

(1) Defined as average sales price less royalties and other, operating costs, and in-country taxes in Yemen.

(2) We computed our netback for Syncrude excluding research and development costs. Previously, we included these costs as operating costs.

NEXEN INC.
UNAUDITED CONSOLIDATED STATEMENT OF INCOME
FOR THE THREE MONTHS ENDED MARCH 31
Cdn$ millions, except per share amounts

                                                                            2004                2003
----------------------------------------------------------------------------------------------------
                                                                                   Restated for Change
                                                                                                    in
                                                                                            Accounting
                                                                                     Principles Note 1
REVENUES
    Net Sales                                                                743                   806
    Marketing and Other (Note 9)                                             158                   175
                                                                     ---------------------------------
                                                                             901                   981
                                                                     ---------------------------------
EXPENSES
    Operating                                                                195                   196
    Transportation and Other                                                 131                   132
    General and Administrative                                                60                    37
    Depreciation, Depletion and Amortization (Note 1)                        182                   183
    Exploration                                                               28                    40
    Interest (Note 4)                                                         42                    28
                                                                     ---------------------------------
                                                                             638                   616
                                                                     ---------------------------------

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES                        263                   365
                                                                     ---------------------------------

PROVISION FOR INCOME TAXES
    Current                                                                   53                    56
    Future                                                                    18                    65
                                                                     ---------------------------------
                                                                              71                   121
                                                                     ---------------------------------

NET INCOME FROM CONTINUING OPERATIONS                                        192                   244
    Net Income from Discontinued Operations (Note 10)                         --                     7

                                                                     ---------------------------------

NET INCOME                                                                   192                   251
    Dividends on Preferred Securities, Net of Income Taxes                     2                    11
                                                                     ---------------------------------

NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS                               190                   240
                                                                     =================================

EARNINGS PER COMMON SHARE FROM CONTINUING OPERATIONS ($/share)
    Basic (Note 7)                                                          1.49                  1.89
                                                                     =================================

    Diluted (Note 7)                                                        1.47                  1.88
                                                                     =================================

EARNINGS PER COMMON SHARE ($/share)
    Basic (Note 7)                                                          1.49                  1.95
                                                                     =================================

    Diluted (Note 7)                                                        1.47                  1.94
                                                                     =================================


SEE ACCOMPANYING NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS.

NEXEN INC.
UNAUDITED CONSOLIDATED BALANCE SHEET
Cdn$ millions, except share amounts

                                                                         March 31            December 31
                                                                             2004                   2003
--------------------------------------------------------------------------------------------------------
                                                                                     Restated for Change
                                                                                                      in
                                                                                              Accounting
                                                                                       Principles Note 1
ASSETS
    CURRENT ASSETS
      Cash and Short-Term Investments                                         800                  1,087
      Accounts Receivable (Note 2)                                          1,316                  1,423
      Inventories and Supplies (Note 3)                                       285                    270
      Other                                                                    33                     79
                                                                     -----------------------------------
         Total Current Assets                                               2,434                  2,859
                                                                     -----------------------------------

    PROPERTY, PLANT AND EQUIPMENT (Note 1)
      Net of Accumulated Depreciation, Depletion and
         Amortization of $5,118 (December 31, 2003 - $4,907)                4,718                  4,550
    GOODWILL                                                                   36                     36
    FUTURE INCOME TAX ASSETS                                                   99                    108
    DEFERRED CHARGES AND OTHER ASSETS                                         136                    153
                                                                     -----------------------------------

                                                                            7,423                  7,706
                                                                     ===================================
LIABILITIES AND SHAREHOLDERS' EQUITY
    CURRENT LIABILITIES
      Current Portion of Long-Term Debt (Note 4)                                -                    291
      Accounts Payable and Accrued Liabilities                              1,400                  1,404
      Accrued Interest Payable                                                 38                     44
      Dividends Payable                                                        13                     12
                                                                     -----------------------------------
         Total Current Liabilities                                          1,451                  1,751
                                                                     -----------------------------------

    LONG-TERM DEBT (Note 4)                                                 2,516                  2,485
    FUTURE INCOME TAX LIABILITIES (Note 1)                                    719                    707
    ASSET RETIREMENT OBLIGATIONS (Note 1)                                     311                    305
    OTHER DEFERRED CREDITS AND LIABILITIES                                     64                     68
    SHAREHOLDERS' EQUITY (Note 6)
      Preferred and Subordinated Securities                                    33                    364
      Common Shares, no par value
        Authorized:      Unlimited
        Outstanding:     2004 - 128,214,588 shares
                         2003 - 125,606,107 shares                            595                    513
      Contributed Surplus                                                       2                      1
      Retained Earnings (Note 1)                                            1,842                  1,631
      Cumulative Foreign Currency Translation Adjustment                     (110)                  (119)
                                                                     -----------------------------------
         Total Shareholders' Equity                                         2,362                  2,390
                                                                     -----------------------------------

COMMITMENTS AND CONTINGENCIES (Note 11)
                                                                            7,423                  7,706
                                                                     ===================================


SEE ACCOMPANYING NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS.

NEXEN INC.
UNAUDITED CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31
Cdn$ millions

                                                                           2004                   2003
-------------------------------------------------------------------------------------------------------
                                                                                   Restated for Change
                                                                                                    in
                                                                                            Accounting
                                                                                     Principles Note 1
OPERATING ACTIVITIES
    Net Income from Continuing Operations                                     192                   244
    Net Income from Discontinued Operations                                    --                     7
    Charges and Credits to Income not Involving Cash (Note 8)                 197                   272
    Exploration Expense                                                        28                    40
    Changes in Non-Cash Working Capital (Note 8)                              120                   (66)
    Other                                                                      22                   (15)
                                                                     ----------------------------------
                                                                              559                   482

FINANCING ACTIVITIES
    Proceeds from (Repayment of) Term Credit Facilities, Net                   --                   124
    Repayment of Long-Term Debt (Note 4)                                     (300)                   --
    Proceeds from (Repayment of) Short-Term Borrowings, Net                    --                    14
    Redemption of Preferred Securities (Note 6)                              (289)                   --
    Dividends on Preferred Securities                                          (3)                  (18)
    Dividends on Common Shares                                                (13)                   (9)
    Issue of Common Shares                                                     82                     5
                                                                     ----------------------------------
                                                                             (523)                  116

INVESTING ACTIVITIES
    Capital Expenditures
      Exploration and Development                                            (332)                 (325)
      Proved Property Acquisitions                                             --                  (164)
      Chemicals, Corporate and Other                                          (11)                   (4)
    Changes in Non-Cash Working Capital (Note 8)                                8                    (3)
                                                                     ----------------------------------
                                                                             (335)                 (496)

EFFECT OF EXCHANGE RATE CHANGES ON CASH
    AND SHORT-TERM INVESTMENTS                                                 12                   (65)
                                                                     ----------------------------------

INCREASE (DECREASE) IN CASH AND SHORT-TERM INVESTMENTS                       (287)                   37

CASH AND SHORT-TERM INVESTMENTS - BEGINNING OF PERIOD                       1,087                    59
                                                                     ----------------------------------

CASH AND SHORT-TERM INVESTMENTS - END OF PERIOD                               800                    96
                                                                     ==================================

SEE ACCOMPANYING NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS.

NEXEN INC.
UNAUDITED CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
FOR THE THREE MONTHS ENDED MARCH 31, 2004 AND MARCH 31, 2003
Cdn$ millions

                                                                                                                       Cumulative
                                                          Preferred                                                       Foreign
                                                                and                                                      Currency
                                                       Subordinated      Common   Contributed              Retained   Translation
                                                         Securities      Shares       Surplus              Earnings    Adjustment
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                Restated for Change
                                                                                                                 in
                                                                                                         Accounting
                                                                                                  Principles Note 1
DECEMBER 31, 2003                                            364              513            1                1,659            (119)
    Retroactive Adjustment for Change in
      Accounting Principles (Note 1)                          --               --           --                  (28)             --
    Exercise of Stock Options                                 --               77           --                   --              --
    Issue of Common Shares                                    --                5           --                   --              --
    Redemption of Preferred Shares (Note 6)                 (331)              --           --                   --              --
    Gain on Redemption of Preferred Securities,
      Net of Income Taxes (Note 6)                            --               --           --                   34              --
    Net Income                                                --               --           --                  192              --
    Dividends on Preferred Securities, Net of
      Income Taxes                                            --               --           --                   (2)             --
    Dividends on Common Shares                                --               --           --                  (13)             --
    Stock Option Expense                                      --               --            1                   --              --
    Translation Adjustment,
      Net of Income Taxes                                     --               --           --                   --               9
                                                      ------------------------------------------------------------------------------

MARCH 31, 2004                                                33              595            2                1,842            (110)
                                                      =============================================================================


DECEMBER 31, 2002                                            724              440           --                1,069             115
    Retroactive Adjustment for Change in
      Accounting Principles (Note 1)                          --               --           --                  (28)             --
    Exercise of Stock Options                                 --                1           --                   --              --
    Issue of Common Shares                                    --                4           --                   --              --
    Net Income                                                --               --           --                  251              --
    Dividends on Preferred Securities, Net of
      Income Taxes                                            --               --           --                  (11)             --
    Dividends on Common Shares                                --               --           --                   (9)             --
    Translation Adjustment,
      Net of Income Taxes                                     --               --           --                   --             (65)
                                                      -----------------------------------------------------------------------------

MARCH 31, 2003                                               724              445           --                1,272              50
                                                      =============================================================================

SEE ACCOMPANYING NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS.

NEXEN INC.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
Cdn$ millions except as noted


1.   ACCOUNTING POLICIES

The Unaudited Consolidated Financial Statements are prepared in accordance with Canadian Generally Accepted Accounting Principles (GAAP). The impact of significant differences between Canadian and US GAAP on the Unaudited Consolidated Financial Statements is disclosed in Note 14. In the opinion of management, the Unaudited Consolidated Financial Statements contain all adjustments of a normal and recurring nature necessary to present fairly Nexen Inc.'s (Nexen, we or our) financial position at March 31, 2004 and the results of our operations and our cash flows for the three months ended March 31, 2004 and 2003.

Management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the Unaudited Consolidated Financial Statements, and revenues and expenses during the reporting period. Our management reviews these estimates, including those related to litigation, asset retirement obligations, income taxes and determination of proved reserves, on an ongoing basis. Changes in facts and circumstances may result in revised estimates and actual results may differ from these estimates. The results of operations and cash flows for the three months ended March 31, 2004 are not necessarily indicative of the results of operations or cash flows to be expected for the year ending December 31, 2004.

These Unaudited Consolidated Financial Statements should be read in conjunction with our Audited Consolidated Financial Statements included in our 2003 Annual Report on Form 10-K. Except as described below, the accounting policies we follow are described in Note 1 of the Audited Consolidated Financial Statements included in our 2003 Annual Report on Form 10-K.


CHANGES IN ACCOUNTING PRINCIPLES

ASSET RETIREMENT OBLIGATIONS

On January 1, 2004, we retroactively adopted the Canadian Institute of Chartered Accountants standard S.3110, ASSET RETIREMENT OBLIGATIONS. This new standard requires recognition of a liability for the future retirement obligations associated with our property, plant and equipment, which includes oil and gas wells and facilities, and chemicals plants. The asset retirement obligation is initially measured at fair value and capitalized to property, plant and equipment as an asset retirement cost. The asset retirement obligation accretes until the time the retirement obligation is expected to settle while the asset retirement cost is amortized over the useful life of the underlying property, plant and equipment.

The amortization of the asset retirement cost and the accretion of the asset retirement obligation are included in depreciation, depletion and amortization (DD&A). Actual retirement costs are recorded against the obligation when incurred. Any difference between the recorded asset retirement obligation and the actual retirement costs incurred is recorded as a gain or loss during the period of settlement.

Our total estimated undiscounted asset retirement obligations amount to $511 million ($514 million - December 31, 2003). We have discounted the total estimated asset retirement obligations using a weighted-average, credit-adjusted risk-free rate of 5.6%. Approximately $75 million included in our asset retirement obligations will be settled over the next five years. The remaining obligations settle beyond five years and will be funded by future cash flows from our operations.

We own interests in assets for which the fair value of the asset retirement obligation cannot be reasonably determined because the assets currently have an indeterminate life. These assets include our interest in a gas plant and our interest in Syncrude's upgrader and sulphur inventory. The asset retirement obligation for these assets will be recorded in the first year in which the lives of the assets are determinable.

We previously provided for dismantlement and site restoration costs on our oil and gas wells and facilities, and chemicals plants based on estimates established by current legislation and industry practices. We recorded a provision for these costs in DD&A based on proved reserves or estimated remaining asset lives. Upon adoption of the new standard, accounting rules require us to restate all prior periods presented to give effect to the change in accounting principles. The impact on net income for the three months ended March 31, 2003 and the impact on our Audited Consolidated Balance Sheet at December 31, 2003, is shown below:

UNAUDITED CONSOLIDATED STATEMENT OF INCOME FOR THE THREE MONTHS ENDED MARCH 31, 2003

Depletion, Depreciation and Amortization as Reported                        183
    Less: Dismantlement and Site Restoration                                 (8)
    Plus: Asset Retirement Cost Amortization                                  4
    Plus: Asset Retirement Obligation Accretion                               4
                                                                       ---------
Depletion, Depreciation and Amortization as Restated                        183
                                                                       =========

CONSOLIDATED BALANCE SHEET AS AT DECEMBER 31, 2003

Cdn$ millions                             As Reported     Change    As Restated
-------------------------------------------------------------------------------
Property, Plant and Equipment                   4,469         81          4,550
Asset Retirement Obligations                       --        305            305
Dismantlement and Site Restoration                179       (179)            --
Future Income Tax Liabilities                     724        (17)           707
Retained Earnings                               1,659        (28)         1,631
                                         --------------------------------------

RECLASSIFICATION

Certain comparative figures have been reclassified to ensure consistency with current year presentation.


2.   ACCOUNTS RECEIVABLE

                                                     March 31      December 31
                                                         2004             2003
-------------------------------------------------------------------------------
Trade
    Marketing                                             901           1,078
    Oil and Gas                                           301             263
    Chemicals and Other                                    52              47
                                                  -----------------------------
                                                        1,254           1,388
Non-Trade                                                  77              50
                                                  -----------------------------
                                                        1,331           1,438
Allowance for Doubtful Accounts                           (15)            (15)
                                                  -----------------------------
                                                        1,316           1,423
                                                  =============================


3.   INVENTORIES AND SUPPLIES

                                                     March 31      December 31
                                                         2004             2003
-------------------------------------------------------------------------------
Finished Products
    Marketing                                             145             138
    Oil and Gas                                            10              16
    Chemicals and Other                                     7              12
                                                  -----------------------------
                                                          162             166
Work in Process                                             6               6
Field Supplies                                            117              98
                                                  -----------------------------
                                                          285             270
                                                  =============================

4.   LONG-TERM DEBT AND SHORT-TERM BORROWINGS

                                                         March 31   December 31
                                                             2004          2003
-------------------------------------------------------------------------------
Unsecured Syndicated Term Credit Facilities                   --            --
Unsecured Redeemable Notes, due 2004 (a)                      --           291
Unsecured Redeemable Debentures, due 2006                     98            98
Unsecured Redeemable Medium-Term Notes, due 2007             150           150
Unsecured Redeemable Medium-Term Notes, due 2008             125           125
Unsecured Redeemable Notes, due 2013                         655           646
Unsecured Redeemable Notes, due 2028                         262           258
Unsecured Redeemable Notes, due 2032                         655           646
Unsecured Subordinated Debentures, due 2043                  571           562
                                                      -------------------------
                                                           2,516         2,776
Less: Current Portion of Long-Term Debt                       --          (291)
                                                      -------------------------
                                                           2,516         2,485
                                                      =========================

(a)  UNSECURED REDEEMABLE NOTES, DUE 2004

In February 2004, our US$225 million of notes matured and we repaid the principal at par.

(b)  INTEREST EXPENSE

                                                              Three Months
                                                            Ended March 31
                                                          2004          2003
----------------------------------------------------------------------------
Long-Term Debt                                              46           34
Other                                                        3            2
                                                       --------------------
Total                                                       49           36
   Less: Capitalized                                        (7)          (8)
                                                       --------------------
                                                            42           28
                                                       ====================


Capitalized interest relates to and is included as part of the cost of oil and gas properties. The capitalization rates are based on our weighted-average cost of borrowings.

5.   DERIVATIVE INSTRUMENTS AND FINANCIAL RISK MANAGEMENT

(a)  CARRYING VALUE AND ESTIMATED FAIR VALUE OF DERIVATIVE INSTRUMENTS

The carrying value, fair value, and unrecognized gains or losses on our outstanding derivatives and long-term financial assets and liabilities are:

Cdn$ millions                                                MARCH 31, 2004                        DECEMBER 31, 2003
-------------------------------------------------------------------------------------    -------------------------------------
                                                  Carrying      Fair    Unrecognized      Carrying      Fair     Unrecognized
Net Assets/(Liabilities)                             Value     Value     Gain/(Loss)         Value     Value      Gain/(Loss)
                                                 ------------------------------------    -------------------------------------
Commodity Price Risk -
    Non-Trading Activities
      Future Sale of Oil and Gas
        Production                                      --        --              --            --        (3)             (3)

Commodity Price Risk -
    Trading Activities
      Crude Oil and Natural Gas                         79        79              --           106       106               -
      Future Sale of Gas Inventory                      --        (1)             (1)           --       (11)            (11)

Foreign Currency Risk                                    1         1              --            --        (1)             (1)
                                                 ------------------------------------    -------------------------------------
      Total Derivatives                                 80        79              (1)          106        91             (15)
                                                 ====================================    =====================================

Financial Assets and Liabilities
      Long-Term Debt                                (2,516)   (2,815)           (299)       (2,485)   (2,706)           (221)
      Preferred and Subordinated
        Securities                                     (33)      (35)             (2)         (364)     (319)             45
                                                 -------------------- ---------------    -------------------------------------
                                                    (2,549)   (2,850)           (301)       (2,849)   (3,025)           (176)
                                                 ========== =========================    ==================== ================

The estimated fair value of all derivative instruments is based on quoted market prices and, if not available, on estimates from third-party brokers or dealers. The carrying value of cash and short-term investments, amounts receivable and short-term obligations approximates their fair value because the instruments are near maturity.


(a)  COMMODITY PRICE RISK MANAGEMENT

NON-TRADING ACTIVITIES

FUTURE SALE OF OIL AND GAS PRODUCTION

In March 2003, we sold WTI and NYMEX gas forward contracts for the next 12 months to lock-in part of the return on the remaining 40% interest acquired in the Aspen field. The forward contracts fixed our oil and gas prices on the future sales at the contract prices for the hedged volumes, less applicable price differentials. These contracts expired in March 2004.

TRADING ACTIVITIES

FUTURE SALE OF GAS INVENTORY

Our marketing inventory is carried at the lower of cost and net realizable value while generally our derivative contracts are stated at market value. To better match our accounting with our economic exposure, we have designated certain NYMEX natural gas futures contracts as hedges of our price risk on the future sale of our inventory. These financial contracts have been designated in writing as cash flow hedges. The principal terms of these outstanding contracts and the unrecognized losses at March 31, 2004 are:

                                         Hedged                            Average        Unrecognized
                                        Volumes              Month           Price         Gain/(Loss)
------------------------------------------------------------------------------------------------------
                                        (mmcf )                         (US$/mcf )     (Cdn$ millions)
NYMEX Natural Gas Futures                   650         April 2004            4.67                 --
                                          3,000      February 2005            6.15                 (1)
                                                                                        --------------
                                                                                                   (1)
                                                                                        ==============

TOTAL CARRYING VALUE OF DERIVATIVE ENERGY CONTRACTS

Amounts related to derivative energy contracts held by our marketing operation are equal to fair value as we use mark-to-market accounting. The amounts are as follows at:

                                                         March 31   December 31
Cdn $millions                                                2004          2003
--------------------------------------------------------------------------------
Accounts Receivable                                            81           102
Deferred Charges and Other Assets (1)                          55            63
                                                       -------------------------
    Total Derivative Energy Contract Assets                   136           165
                                                       =========================

Accounts Payable and Accrued Liabilities                       37            34
Other Deferred Credits and Liabilities (1)                     20            25
                                                       -------------------------
    Total Derivative Energy Contract Liabilities               57            59
                                                       =========================

    Total Derivative Energy Contract Net Assets                79           106
                                                       =========================


Note:

(1) These derivative contracts settle beyond 12 months and are considered non-current.


6.   SHAREHOLDERS' EQUITY

(a)  PREFERRED SECURITIES

In February 2004, we redeemed our US$217 million preferred securities at par. The realized foreign exchange gain of $34 million, net of income taxes, for the difference between the carrying value and the settlement amount was included in retained earnings.

(b)  PRO FORMA NET INCOME - FAIR-VALUE METHOD OF ACCOUNTING FOR STOCK OPTIONS

For options granted prior to January 1, 2003, we use the intrinsic-value based method and recognize no compensation expense. For options granted after January 1, 2003, we use the fair-value based method and expense them over the vesting period.

The following shows our pro forma net income and earnings per common share had we applied the fair-value method to account for all options outstanding that were granted up to December 31, 2002. The assumptions for the three months ended March 31, 2004 are the same as for the year ended December 31, 2003, as described in Note 7(f) to the Audited Consolidated Financial Statements included in our 2003 Annual Report on Form 10-K.

                                                                                   Three Months
                                                                                   Ended March 31
                                                                                  2004         2003
----------------------------------------------------------------------------------------------------
Expense Attributable to all Stock Options Granted - Fair-Value Method                6            6
Less: Stock Options Expensed - Post-2002 Stock Option Grants                        (1)          --
                                                                             -----------------------
Expense Attributable to Pre-2003 Stock Option Grants                                 5            6

Net Income Attributable to Common Shareholders
   As Reported                                                                     190          240
                                                                             ------------------------
   Pro Forma                                                                       185          234
                                                                             ========================

Earnings Per Common Share ($/share)
   Basic as Reported                                                              1.49          1.95
                                                                             ========================
   Pro Forma                                                                      1.45          1.90
                                                                             ========================

   Diluted as Reported                                                            1.47          1.94
                                                                             ========================
   Pro Forma                                                                      1.43          1.89
                                                                             ========================


(c)  DIVIDENDS

Dividends per common share for the three months ended March 31, 2004 were $0.10 (2003 - $0.075).

7.   EARNINGS PER COMMON SHARE

We calculate basic earnings per common share from continuing operations using net income from continuing operations less dividends on preferred securities, net of income taxes, divided by the weighted-average number of common shares outstanding. We calculate basic earnings per common share using net income attributable to common shareholders and the weighted-average number of common shares outstanding. We calculate diluted earnings per common share from continuing operations and diluted earnings per common share in the same manner as basic, except we use the weighted-average number of diluted common shares outstanding in the denominator.

                                                                           Three Months
                                                                           Ended March 31
(millions of shares)                                                   2004             2003
---------------------------------------------------------------------------------------------
Weighted-average number of common shares outstanding                  127.5            123.1
Shares issuable pursuant to stock options                               7.4              5.1
Shares to be purchased from proceeds of stock options                  (5.6)           (4.4)
                                                                     ------------------------
Weighted-average number of diluted common shares outstanding          129.3            123.8
                                                                     ========================

In calculating the weighted-average number of diluted common shares outstanding for the three months ended March 31, 2004, all options were included because their exercise price was less than the quarterly average common share market price in the period. For the three months ended March 31, 2003, 4.2 million options were excluded because their exercise price was greater than the quarterly average common share market price. During the periods presented, outstanding stock options were the only dilutive instrument.

8.   CASH FLOWS

(a)  CHARGES AND CREDITS TO INCOME NOT INVOLVING CASH

                                                                Three Months
                                                               Ended March 31
                                                          2004             2003
--------------------------------------------------------------------------------
Depreciation, Depletion and Amortization                   182             183
Future Income Taxes                                         18              65
Non-Cash Items included in Discontinued Operations          --              15
Other                                                       (3)              9
                                                      --------------------------
                                                           197             272
                                                      ==========================

(B)  CHANGES IN NON-CASH WORKING CAPITAL

                                                                Three Months
                                                               Ended March 31
                                                          2004             2003
--------------------------------------------------------------------------------
Operating Activities
    Accounts Receivable                                    115            (671)
    Inventories and Supplies                               (16)             70
    Other Current Assets                                    46               1
    Accounts Payable and Accrued Liabilities               (18)            548
    Accrued Interest Payable                                (7)            (14)
                                                      --------------------------
                                                           120             (66)
Investing Activities
    Accounts Payable and Accrued Liabilities                 8              (3)
                                                      --------------------------
Total                                                      128             (69)
                                                      ==========================

(c)  OTHER CASH FLOW INFORMATION

                                                                Three Months
                                                               Ended March 31
                                                          2004             2003
--------------------------------------------------------------------------------
Interest Paid                                               53              50
Income Taxes Paid                                           49              54
                                                    ----------------------------


9.   MARKETING AND OTHER

                                                               Three Months
                                                              Ended March 31
                                                          2004             2003
--------------------------------------------------------------------------------
Marketing Revenue, Net                                     147              181
Interest                                                     2                2
Foreign Exchange Gains (Losses)                              6               (9)
Other                                                        3                1
                                                    ----------------------------
                                                           158              175
                                                    ============================


10.  DISCONTINUED OPERATIONS

On August 28, 2003, we sold certain non-core conventional light oil properties in southeast Saskatchewan in Canada. Net proceeds were $268 million and there was no gain or loss on the sale. The results of operations from these properties are detailed below and shown as discontinued operations in our Unaudited Consolidated Statement of Income.

                                                            Three Months
                                                            Ended March 31
                                                        2004             2003
------------------------------------------------------------------------------
Revenues
    Net Sales                                             --              28
Expenses
    Operating                                             --               6
    Depreciation, Depletion and Amortization              --               8
    Exploration                                           --               1
                                                    --------------------------
Income before Income Taxes                                --              13
    Future Income Taxes                                   --               6
                                                    --------------------------
Net Income from Discontinued Operations                   --               7
                                                    ==========================

Earnings Per Common Share ($/share)
   Basic (Note 7)                                         --             0.06
                                                    ==========================
   Diluted (Note 7)                                       --             0.06
                                                    ==========================


11.  COMMITMENTS AND CONTINGENCIES

As described in Note 10 to the Audited Consolidated Financial Statements included in our 2003 Annual Report on Form 10-K, there are a number of lawsuits and claims pending, the ultimate results of which cannot be ascertained at this time. We record costs as they are incurred or become determinable. We believe the resolution of these matters would not have a material adverse effect on our liquidity, consolidated financial position or results of operations.

12.  PENSION AND OTHER POST RETIREMENT BENEFITS

NET PENSION EXPENSE RECOGNIZED UNDER OUR DEFINED BENEFIT PENSION PLANS

                                                               Three Months
                                                              Ended March 31
                                                         2004             2003
-------------------------------------------------------------------------------
Nexen
    Cost of Benefits Earned by Employees                    2               2
    Interest Cost on Benefits Earned                        3               3
    Expected Return on Plan Assets                         (3)             (2)
    Net Amortization and Deferral                          --              --
                                                       ------------------------
    Net                                                     2               3
                                                       ------------------------

Syncrude
    Cost of Benefits Earned by Employees                    1               1
    Interest Cost on Benefits Earned                        1               1
    Expected Return on Plan Assets                         (1)             (1)
    Net Amortization and Deferral                          --              --
                                                       ------------------------
    Net                                                     1               1
                                                       ------------------------
Total                                                       3               4
                                                       ========================


(b)  EMPLOYER FUNDING CONTRIBUTIONS

Our expected total funding contributions for 2004 disclosed in Note 11(e) to the Audited Consolidated Financial Statements in our 2003 Annual Report on Form 10-K have not changed for both our Nexen defined benefit pension plan and our share of Syncrude's defined benefit pension plan.

13.  OPERATING SEGMENTS AND RELATED INFORMATION

Nexen is involved in activities relating to Oil and Gas, Syncrude and Chemicals in various geographic locations as described in Note 15 to the Audited Consolidated Financial Statements included in our 2003 Annual Report on Form 10-K.

THREE MONTHS ENDED MARCH 31, 2004

(Cdn$ millions)                                                                                                   Corporate
                                                                                                                        and
                                                       Oil and Gas                         Syncrude(1)  Chemicals      Other  Total
------------------------------------------------------------------------------------------------------------------------------------
                                                                        Other
                                                 United              Countries
                                Yemen  Canada    States   Australia      (2)   Marketing
                               ---------------------------------------------------------
Net Sales                         207     144       181          28        13          3         75           92        --      743
Marketing and Other                 1       1        --          --        --        147         --            1         8(3)   158
                               -----------------------------------------------------------------------------------------------------
Total Revenues                    208     145       181          28        13        150         75           93         8      901
Less: Expenses
 Operating                         28      40        20          16         1          4         29           57        --      195
 Transportation and Other           1       2        --          --        --        116          2           10        --      131
 General and Administrative         1      12         6          --         7         11         --            6        17       60
 Depreciation, Depletion
   and Amortization                38      49        62           8         4          2          4           10         5      182
 Exploration                       --       7         9          --        12(4)      --         --           --        --       28
 Interest                          --      --        --          --        --         --         --           --        42       42
                               -----------------------------------------------------------------------------------------------------
Income (Loss) from Continuing
   Operations before Income
    Taxes                         140      35        84           4       (11)        17         40           10       (56)     263
                               ============================================================================================
Less: Provision for Income
   Taxes (5)                                                                                                                     71
Add: Net Income from
   Discontinued Operations                                                                                                       --
                                                                                                                              ------
Net Income                                                                                                                      192
                                                                                                                              ======

Identifiable Assets               686   1,641     1,657          28       361      1,280(6)     769          469       532    7,423
                               =====================================================================================================

Capital Expenditures
 Development and Other             47      91        93          --         6         --         50            6         5      298
 Exploration                        2       8        24          --        11         --         --           --        --       45
                               -----------------------------------------------------------------------------------------------------
                                   49      99       117          --        17         --         50            6         5      343
                               =====================================================================================================

Property, Plant and Equipment
 Cost                           1,973   3,049     2,289         205       343        153        868          783       173    9,836
 Less: Accumulated DD&A         1,556   1,510       957         205       221         56        145          391        77    5,118
                               -----------------------------------------------------------------------------------------------------
Net Book Value                    417   1,539     1,332          --       122         97        723          392        96    4,718
                               =====================================================================================================

Notes:

(1)  Syncrude is considered a mining operation for US reporting purposes.

(2) Includes results of operations from producing activities in Nigeria and Colombia.

(3) Includes interest income of $2 million and foreign exchange gains of $6 million.

(4)  Includes exploration activities primarily in Nigeria and Colombia.

(5)  Includes Yemen cash taxes of $46 million.

(6) Approximately 82% of Marketing's identifiable assets are accounts receivable and inventories.

THREE MONTHS ENDED MARCH 31, 2003 (1)

 (Cdn$ millions)                                                                                             Corporate
                                                                                                                   and
                                                    Oil and Gas                         Syncrude(2)  Chemicals     Other   Total
------------------------------------------------------------------------------------------------------------------------------------
                                                 United               Other
                               Yemen  Canada(3)  States  Australia Countries(4)  Marketing
                              -----------------------------------------------------------
 Net Sales                       228     180        184        28        17              8        63         98        --       806
 Marketing and Other              --       1         --        --        --            181        --         --        (7)(5)   175
                              ------------------------------------------------------------------------------------------------------
 Total Revenues                  228     181        184        28        17            189        63         98        (7)      981
 Less: Expenses
  Operating                       21      34         21        13         4              7        30         66        --       196
  Transportation and Other        --      --          1        --        --            119         2         10        --       132
  General and Administrative       1       8          3        --         5              9        --          5         6        37
  Depreciation, Depletion
    and Amortization              42      56         49         6         6              3         3         14         4       183
  Exploration                      2      17         15        --         6(6)          --        --         --        --        40
  Interest                        --      --         --        --        --             --        --         --        28        28
                              ------------------------------------------------------------------------------------------------------
 Income (Loss) from Continuing
    Operations before Income
     Taxes                       162      66         95         9        (4)            51        28          3       (45)      365
                              ===========================================================================================
 Less: Provision for Income
    Taxes(7)                                                                                                                    121
 Add: Net Income from
    Discontinued Operations                                                                                                       7
                                                                                                                             ------
 Net Income                                                                                                                     251
                                                                                                                             ======

 Identifiable Assets             601   2,223      1,590        59       149          1,507(8)    572        506       186      7,393
                              ======================================================================================================

 Capital Expenditures
  Development and Other           54     115         55        --         5             --        41          1         3        274
  Exploration                      1      18         25         1        10             --        --         --        --         55
  Proved Property Acquisitions    --      --        164(9)     --        --             --        --         --        --        164
                              ------------------------------------------------------------------------------------------------------
                                  55     133        244         1        15             --        41          1         3        493
                              ======================================================================================================

Property, Plant and Equipment
  Cost                         1,962   3,286      2,295       225       314            156       679        789       148      9,854
  Less: Accumulated DD&A       1,572   1,226        948       202       208             46       145        365        59      4,771
                              ------------------------------------------------------------------------------------------------------
Net Book Value                   390   2,060      1,347        23       106            110       534        424        89      5,083
                              ======================================================================================================

Notes:

(1)  Restated to give effect to a change in accounting principles (see Note 1).

(2)  Syncrude is considered a mining operation for US reporting purposes.

(3) Excludes results of our non-core conventional light oil assets in southeast Saskatchewan that were sold. These results are shown as discontinued operations (see Note 10).

(4) Includes results of operations from producing activities in Nigeria and Colombia.

(5) Includes interest income of $2 million and foreign exchange losses of $9 million.

(6)  Includes exploration activities primarily in Nigeria and Colombia.

(7)  Includes Yemen cash taxes of $51 million.

(8) Approximately 87% of Marketing's identifiable assets are accounts receivable and inventories.

(9) On March 27, 2003, we acquired the residual 40% interest in Aspen in the Gulf of Mexico for US$109 million.

14.  DIFFERENCES BETWEEN CANADIAN AND US GENERALLY ACCEPTED ACCOUNTING
     PRINCIPLES

The Unaudited Consolidated Financial Statements have been prepared in accordance with Canadian GAAP. The US GAAP Unaudited Consolidated Statement of Income and Balance Sheet and summaries of differences from Canadian GAAP are as follows:

(a)  UNAUDITED CONSOLIDATED STATEMENT OF INCOME - US GAAP
     FOR THE THREE MONTHS ENDED MARCH 31

(Cdn$ millions, except per share amounts)                                      2004         2003
--------------------------------------------------------------------------------------------------
REVENUES
    Net Sales                                                                   743          806
    Marketing and Other (i); (iv)                                               164          175
                                                                         -------------------------
                                                                                907          981
                                                                         -------------------------
EXPENSES
    Operating (vi)                                                              197          196
    Transportation and Other (i)                                                140          132
    General and Administrative                                                   60           37
    Depreciation, Depletion and Amortization (iii)                              193          198
    Exploration                                                                  28           40
    Interest (i)                                                                 45           46
                                                                         -------------------------
                                                                                663          649
                                                                         -------------------------

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES                           244          332
                                                                         -------------------------

PROVISION FOR INCOME TAXES
    Current                                                                      53           56
    Deferred (i); (vi); (x)                                                      27           57
                                                                         -------------------------
                                                                                 80          113
                                                                         -------------------------

NET INCOME FROM CONTINUING OPERATIONS BEFORE CUMULATIVE EFFECT
    OF A CHANGE IN ACCOUNTING PRINCIPLES                                        164          219
    Net Income from Discontinued Operations                                      --            7
    Cumulative Effect of a Change in Accounting Principles,
      Net of Income Taxes (ix)                                                   --          (37)
                                                                         -------------------------

NET INCOME - US GAAP 1                                                          164          189
                                                                         -------------------------

EARNINGS PER COMMON SHARE ($/share)
    Basic (Note 7)
      Net Income from Continuing Operations                                    1.29         1.77
      Net Income from Discontinued Operations                                    --         0.06
      Cumulative Effect of a Change in Accounting Principles                     --        (0.30)
                                                                         -------------------------
                                                                               1.29         1.53
                                                                         -------------------------
    Diluted (Note 7)
      Net Income from Continuing Operations                                    1.27         1.77
      Net Income from Discontinued Operations                                    --         0.06
      Cumulative Effect of a Change in Accounting Principles                     --        (0.30)
                                                                         -------------------------
                                                                               1.27         1.53
                                                                         =========================

Note:

(1)  RECONCILIATION OF CANADIAN AND US GAAP NET INCOME

                                                                Three Months
                                                               Ended March 31
(Cdn$ millions)                                               2004        2003
-------------------------------------------------------------------------------
Net Income - Canadian GAAP                                     192         251
Impact of US Principles, Net of Income Taxes:
  Depreciation, Depletion and Amortization (iii)               (11)        (14)
  Dividends on Preferred Securities (i)                         (2)        (11)
  Future Income Taxes (x)                                      (15)         --
  Issue Costs on Preferred Securities Redeemed (i)              (6)         --
  Cumulative Effect of Changes in Accounting                    --         (37)
Principles (ix)
  Fair Value of Preferred Securities (i)                         4          --
  Other (iv); (vi)                                               2          --
                                                          --------- -----------
Net Income - US GAAP                                           164         189
                                                          ========= ===========

(b)  UNAUDITED CONSOLIDATED BALANCE SHEET - US GAAP

                                                                                     March 31       December 31
(Cdn$ millions, except share amounts)                                                    2004              2003
---------------------------------------------------------------------------------------------------------------
ASSETS
    CURRENT ASSETS
      Cash and Short-Term Investments                                                     800             1,087
      Accounts Receivable                                                               1,316             1,423
      Inventories and Supplies                                                            285               270
      Other                                                                                33                79
                                                                                -------------------------------
        Total Current Assets                                                            2,434             2,859
                                                                                -------------------------------

    PROPERTY, PLANT AND EQUIPMENT
      Net of Accumulated Depreciation, Depletion and
         Amortization of $5,516 (December 31, 2003 - $5,330) (iii); (vi); (ix)          4,751             4,583
    GOODWILL                                                                               36                36
    DEFERRED INCOME TAX ASSETS                                                             99               108
    DEFERRED CHARGES AND OTHER ASSETS (i); (vii)                                           90               117
                                                                                -------------------------------
                                                                                        7,410             7,703
                                                                               ================================
LIABILITIES AND SHAREHOLDERS' EQUITY
    CURRENT LIABILITIES
      Current Portion of Long-Term Debt                                                    --               575
      Accounts Payable and Accrued Liabilities (iv)                                     1,401             1,418
      Accrued Interest Payable                                                             38                44
      Dividends Payable                                                                    13                12
                                                                                -------------------------------
        Total Current Liabilities                                                       1,452             2,049
                                                                                -------------------------------

    LONG-TERM DEBT (i); (ii); (vii)                                                     2,503             2,472
    DEFERRED INCOME TAX LIABILITIES (i) - (x)                                             704               676
    ASSET RETIREMENT OBLIGATIONS                                                          311               305
    OTHER DEFERRED CREDITS AND LIABILITIES (viii)                                          66                70
    SHAREHOLDERS' EQUITY
      Common Shares, no par value
        Authorized:   Unlimited
        Outstanding:  2004   - 128,214,588 shares
                      2003   - 125,606,107 shares                                         595               513
      Contributed Surplus                                                                   2                 1
      Retained Earnings (i); (iii); (iv); (vi); (ix); (x)                               1,811             1,660
      Accumulated Other Comprehensive Income (i); (ii); (iv); (v); (viii)                 (34)              (43)
                                                                                -------------------------------
          Total Shareholders' Equity                                                    2,374             2,131
                                                                                -------------------------------

    COMMITMENTS AND CONTINGENCIES
                                                                                        7,410             7,703
                                                                                ===============================

(c) UNAUDITED CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME - US GAAP FOR THE THREE MONTHS ENDED MARCH 31

(Cdn$ millions)                                            2004         2003
-----------------------------------------------------------------------------
Net Income - US GAAP                                       164           189
Other Comprehensive Income, Net of Income Taxes:
    Translation Adjustment (i); (ii); (v)                    3           (25)
    Unrealized Mark-to-Market Gain (iv)                      6             3
                                                       ----------------------
Comprehensive Income                                       173           167
                                                       ======================

(d)  UNAUDITED CONSOLIDATED STATEMENT OF CASH FLOWS

Under US principles, dividends on preferred securities of $3 million for the three months ended March 31, 2004 (March 31, 2003 - $18 million) that are included in financing activities would be reported in operating activities.

Under US principles, geological and geophysical costs of $18 million for the three months ended March 31, 2004 (March 31, 2003 - $13 million) that are included in investing activities would be reported in operating activities.

(e)  OTHER SUPPLEMENTARY INFORMATION

                                                                                     Three Months
                                                                                    Ended March 31
                                                                                   2004         2003
-----------------------------------------------------------------------------------------------------
Pro Forma Earnings - Fair-Value Method of Accounting
    for Stock Options - US GAAP
Net Income - US GAAP
    As Reported                                                                    164           189
      Plus: Fair Value of Stock Options Granted after December 31, 2002              1            --
      Less: Fair Value of All Stock Options Granted                                 (6)           (6)
                                                                               ----------------------
    Pro Forma                                                                      159           183
                                                                               ======================

Earnings Per Common Share ($/share)
    Basic as Reported                                                              1.29         1.53
                                                                               ======================
    Pro Forma                                                                      1.25         1.48
                                                                               ======================

    Diluted as Reported                                                            1.27         1.53
                                                                               ======================
    Pro Forma                                                                      1.23         1.48
                                                                               ======================

NOTES:

i. Under US principles, we are required to classify our preferred securities as long-term debt rather than shareholders' equity. As a result:

     dividends of $3 million during the quarter were included in interest expense, with the related income tax of $1 million included in the provision for income taxes;

     pre-tax issue costs of $10 million were included in deferred charges and other assets, rather than as an after-tax charge to retained earnings; and

     foreign-currency translation losses of $8 million during the quarter were included in accumulated other comprehensive income (AOCI).

     Under US principles, we are also required to recognize in earnings the change in fair value of the preferred securities. As a result, a gain of $4 million for the change in fair value up to the redemption date was included in marketing and other.

     In February 2004, we redeemed at par US$217 million of preferred securities. Under Canadian principles, a foreign exchange gain of $34 million, net of income tax, was recognized in retained earnings. Under US principles, this foreign exchange gain had been included in AOCI. Unamortized issue costs of $10 million were included in transportation and other.

ii. Under US principles, all of our subordinated securities are classified as long-term debt. As a result, the $33 million equity component has been included in long-term debt.

iii. Under US principles, the liability method of accounting for income taxes was adopted in 1993. In Canada, the liability method was adopted in 2000. In 1997, we acquired certain oil and gas assets and the amount paid for these assets differed from the tax basis acquired. Under US principles, this difference was recorded as a deferred tax liability with an increase to property, plant and equipment rather than a charge to retained earnings. As a result, additional depreciation, depletion and amortization of $11 million was included in net income during the quarter.

iv. US principles, all derivative instruments are recognized on the balance sheet as either an asset or a liability measured at fair value. Changes in the fair value of derivatives are recognized in earnings unless specific hedge criteria are met.

     CASH FLOW HEDGES

     Changes in the fair value of derivatives that are designated as cash flow hedges are recognized in earnings in the same period as the hedged item. Any fair value change in a derivative before that period is recognized on the balance sheet. The effective portion of that change is recognized in other comprehensive income with any ineffectiveness recognized in net income.

     FUTURE SALE OF OIL AND GAS PRODUCTION: Included in accounts payable at December 31, 2003, was a $3 million loss on the forward contracts we used to hedge the commodity price risk in the future sale of a portion of our production from the Aspen field as described in Note 5. These contracts expired in March 2004. The losses ($2 million, net of income tax), deferred in AOCI at December 31, 2003, were recognized in net sales during the quarter.

     FUTURE SALE OF GAS INVENTORY: Included in accounts payable at December 31, 2003, was $11 million of losses on the futures and basis swap contracts we used to hedge the commodity price risk in the future sale of our gas inventory as described in Note 5. These contracts lock in profits on our stored gas volumes. Losses of $8 million ($5 million, net of income taxes) related to the effective portion and deferred in AOCI at December 31, 2003, were recognized in marketing and other during the quarter. Additionally, losses of $3 million ($2 million, net of income taxes), related to the ineffective portion, were recognized in marketing and other under Canadian GAAP. Under US GAAP, the ineffective portion was recognized in net income in 2003.

     At March 31, 2004, losses of $1 million were included in accounts payable. The effective portion of the losses of $1 million, net of income taxes, have been deferred in AOCI until the underlying gas inventory is sold. All the deferred losses will be reclassified to marketing and other in the next 12 months. At March 31, 2004, the ineffective portion was $nil.

     FAIR VALUE HEDGES

     Both the derivative instrument and the underlying commitment are recognized on the balance sheet at their fair value. The change in fair value of both are reflected in earnings. At March 31, 2004, we had no fair value hedges in place.

v. Under US principles, exchange gains and losses arising from the translation of our net investment in self-sustaining foreign operations are included in comprehensive income. Additionally, exchange gains and losses, net of income taxes, from the translation of our US-dollar long-term debt designated as a hedge of our foreign net investment are included in comprehensive income. Cumulative amounts are included in AOCI in the Unaudited Consolidated Balance Sheet.

vi. Under Canadian principles, we defer certain development costs and all pre-operating revenues and costs to property, plant and equipment. For the three months ended March 31, 2004, we deferred $2 million of pre-operating expenses. Under US principles, these costs have been included in operating expenses.

vii. Under US principles, discounts on long-term debt are classified as a reduction of long-term debt rather than as deferred charges and other assets. Discounts of $46 million have been included in long-term debt.

viii. Under US principles, the amount by which our accrued pension cost is less than the unfunded accumulated benefit obligation is included in AOCI and accrued pension liabilities. This amount was $2 million at March 31, 2004 (December 31, 2003 - $2 million).

ix. On January 1, 2003 we adopted FASB Statement No. 143, ACCOUNTING FOR ASSET RETIREMENT OBLIGATIONS (FAS 143) for US GAAP reporting purposes. We adopted the equivalent Canadian standard for asset retirement obligations on January 1, 2004 as described in Note 1. These standards are consistent except for the adoption date.

     This change in accounting policy has been reported as a cumulative effect adjustment in the Unaudited Consolidated Statement of Income as a loss of $37 million, net of income taxes of $25 million on January 1, 2003.

x. Under US principles, enacted tax rates are used to calculate future income taxes, whereas under Canadian GAAP, substantively enacted tax rates are used. Substantively enacted changes in Canadian provincial income tax rates created a $15 million future income tax recovery during the first quarter of 2004.